Exhibit 99.1

Item 14. Other Expenses of Issuance and Distribution.
The expenses, other than underwriting discounts and commissions, to be incurred by Arizona Public Service Company (“APS”) relating to the offering of $250,000,000 principal amount of its 2.55% Notes due 2026, under APS’s Registration Statement on Form S-3 (No. 333-203578-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated September 15, 2016 are estimated to be as follows:

Securities and Exchange Commission registration fee	$25,175
Printing, engraving, and postage expenses	$19,500
Legal fees and expenses	$7,500
Accounting fees and expenses	$80,000
Rating Agency fees	$388,750
Transfer Agent and Registrar, Trustee and Depository fees and expenses	$7,500
Blue Sky fees and expenses	$1,600
Total	$530,025